                                             [Novartis Corporation Letterhead]

**CONFIDENTIAL TREATMENT REQUESTED**

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608-2916
Attn:  William G. Green, Esq.
Senior Vice President and General Counsel

                                          VIA FAX AND FEDERAL EXPRESS

September 30, 1999


Gentlemen:

This letter confirms the agreement between Chiron Corporation ("Chiron") on behalf of itself and its wholly-owned subsidiary Chiron S.p.A., on the one hand, and Novartis Corporation ("Novartis") to amend that certain Limited Liability Company Agreement between them dated as of December 28, 1995, as amended (the "LLC Agreement") in certain respects and to amend and to cause Chiron Funding LLC (the "Company") to amend that certain Royalty Agreement between Chiron, Chiron S.p.A. and the Company dated as of December 28, 1995 (the "Royalty Agreement"). Terms not defined in this letter shall have the meaning set forth in the LLC Agreement.

1. The parties hereby consent to the waiver and release by the Company of any right to exercise a co-promotion option under paragraph 2.1.1(c) of the LLC Agreement with respect to [CONFIDENTIAL TREATMENT REQUESTED] developed and manufactured by [CONFIDENTIAL TREATMENT REQUESTED] as licensee of Chiron patents and know how covering such vaccine (the "[CONFIDENTIAL TREATMENT REQUESTED]" ). Accordingly, no co-promotion right or Residual Right will arise under paragraph 4.3. or 4.4 of the LLC Agreement with respect to [CONFIDENTIAL TREATMENT REQUESTED].

2. In lieu of any royalty or other amounts payable under Paragraph 1 of the Royalty Agreement with respect to [CONFIDENTIAL TREATMENT REQUESTED], Chiron shall pay and cause its Affiliates to pay to the Company (i) [CONFIDENTIAL TREATMENT REQUESTED] of all net proceeds received by Chiron or its Affiliates as upfront fees or running royalties from [CONFIDENTIAL TREATMENT REQUESTED] or from any sub-licensee of [CONFIDENTIAL TREATMENT REQUESTED] or successor licensee of Chiron or its Affiliates in consideration of the grant of license rights under Chiron patents or know how covering [CONFIDENTIAL TREATMENT REQUESTED] and (ii) a Base Royalty Rate of [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales by Chiron and its Affiliates as distributors of [CONFIDENTIAL TREATMENT REQUESTED].

3. In consideration of Novartis' consent to this letter agreement, Chiron shall pay and cause its Affiliates to pay directly to Novartis (i) [CONFIDENTIAL TREATMENT REQUESTED] of all net proceeds received by Chiron or its Affiliates as upfront fees or running royalties from [CONFIDENTIAL TREATMENT REQUESTED] or from any sub-licensee of [CONFIDENTIAL TREATMENT REQUESTED] or successor licensee of Chiron or its Affiliates in consideration of the grant of license under Chiron patents or know how covering [CONFIDENTIAL TREATMENT REQUESTED] and (ii) a royalty of [CONFIDENTIAL TREATMENT REQUESTED] of Net Sales by Chiron and its Affiliates as distributors of [CONFIDENTIAL TREATMENT REQUESTED]. Chiron's obligations under this Paragraph 3 shall terminate upon the exercise by Chiron of the Buyout Right under Paragraph 4.1 of the LLC Agreement.

4. For the avoidance of doubt, amounts paid directly to Novartis under Paragraph 3 above do not affect the calculation of the Buyout Amount under Paragraph 4.1 of the LLC Agreement or the length of the Royalty Term under
      Section 3 of the Royalty Agreement, while amounts paid to the Company under Paragraph 2 above would affect such calculation.

5. Parties acknowledge Chiron has requested and Novartis has agreed that Novartis' obligation to purchase Units pursuant to section 2.3.2 of the LLC Agreement is increased from not to exceed $250 million to not to exceed $265 million. Parties further acknowledged that the effect of such increase is to reduce to $702.5 million the Maximum Borrowing Amount as defined in section 5.12 of that certain Investment Agreement between Novartis and Chiron dated as of November 20, 1994 and as amended by Paragraph E.1. of that certain FTC Agreement between Novartis and Chiron, dated as of November 27, 1996. Further, parties confirm the terms of the agreement of December 24, 1997.

If the foregoing accurately reflects our understanding effective as of the date of this letter, please sign and return a copy.

Very truly yours,

NOVARTIS CORPORATION


by: /s/ JEFF BENJAMIN
Jeff Benjamin
Vice President and
Associate General Counsel


Agreed Chiron Corporation by:
/s/ WILLIAM G. GREEN


cc:   Herbert Gut, Esq., Novartis Pharma AG